UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 17, 2018
GUARANTY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)
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Texas	001-38087	75-1656431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 South Jefferson Avenue
Mount Pleasant, Texas 75455
(Address of principal executive offices) (Zip code)
(888) 572 - 9881
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 16, 2018, Guaranty Bancshares, Inc. (the "Company"), held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.
The shareholders of the Company elected the individuals listed below to serve as Class III directors of the Company's Board of Directors to serve until the Company's 2021 annual meeting of shareholders by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Vote
James S. Bunch	8,604,348	142,397	233,286	961,365
Molly Curl	8,744,316	1,900	233,815	961,365
Christopher B. Elliott	8,582,080	164,665	233,286	961,365
Weldon C. Miller	8,613,201	166,830	200,000	961,365
Willam D. Priefert	8,644,567	135,464	200,000	961,365

2.
The shareholders of the Company ratified the appointment of Whitley Penn LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018 by the votes set forth in the table below:

For	Against	Abstain
9,895,415	45,981	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 17, 2018
GUARANTY BANCSHARES, INC.
By:     /s/ Tyson T. Abston
Tyson T. Abston
Chairman of the Board and
Chief Executive Officer